                              AGREEMENT OF MERGER


                                 by and among


                           Semotus Solutions, Inc.,

                            Wiz Acquisition, Inc.,

                                      And

                               WizShop.com, Inc.





                             Dated: March 13, 2001

                              AGREEMENT OF MERGER

     This Agreement of Merger (this "Agreement"), dated as of March 13, 2001, is by and among Semotus Solutions, Inc., a Nevada corporation ("Parent"), Wiz Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and WizShop.com, Inc. a Delaware corporation (the "Company").

                                   RECITALS

     WHEREAS, the Company is engaged in the business of (a) creating, maintaining, and hosting customized, e-commerce environments for high-traffic Internet Service Providers, community sites, intranets, high traffic Internet destination sites, and online loyalty programs, including those tied to traditional brick-and-mortar businesses, such as grocery stores, (b) offering a comprehensive end-to-end e-commerce solution that incorporates a variety of shopping content, functionality, and name brand merchants for the purpose of selling goods and services to the visitors of the Company's partners' sites, and its own destination sites and (c) generates revenues from a variety of sources on the sites it builds, including up-front fees, hosting fees, commissions from selling products, advertising revenue from selling space, email database marketing revenue, consulting revenue, positioning or sponsorship revenues, click-through revenue from driving traffic to merchant's partners, and in some cases, top line revenue from the direct sale of product by the Company (collectively, the "Business"); and

     WHEREAS, the Parent is a wireless infrastructure company (a) providing end to end mobile data solutions to enterprises for their employees (productivity tools) and their customers (revenue tools), (b) enabling enterprises and consumers to customize, interact with and respond to critical business data utilizing the new generation of wireless devices, and (c) leveraging its core patented XpressLink technology across the high demand vertical markets of finance, medical and mobile workforce through its growth of market leading technology, and through acquisitions of established companies, like the Company, that provide products and services to which Parent can contribute value through wireless enhancement; and

     WHEREAS, the parties believe that a merger of Company and Parent will align their businesses as strategic partners; and

     WHEREAS, the Boards of Directors of each of Parent, Sub and the Company determined that it would be advisable and in the respective best interests of each such corporation and its shareholder(s) that: (i) the Company be merged with and into Sub, with Sub as the surviving entity; and (ii) the shareholders of the Company (the "Shareholders"), who, together own 100% of the issued and outstanding shares of capital stock, including both common and Preferred shares, of the Company (the "Company Shares"), will have the right to receive that certain number of shares of Common stock of Parent (the "Parent Shares") on a pro rata basis determined by the percentage ownership of Company Shares, as provided in Article III below.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I.
                                  DEFINITIONS

     1.1   Defined Terms.  As used herein, the terms below shall have the
           -------------
following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

           "Affiliate" shall have the meaning set forth in the Securities
            ---------
Exchange Act of 1934, as amended, and the rules and regulations thereunder.

           "ATP" shall mean the average trading price per share in Parent's
            ---
Common Stock (as determined by the closing sales price for the common stock of Parent, or the average of the closing bid and ask, if no sales are reported) that the Common Stock of Parent has traded on the American Stock Exchange, or any other established stock exchange, automated quotation system or bulletin board, for the highest twenty out of the last thirty consecutive market trading days at the end of a HATP Calculation Period, as applicable. However, in the event that the ATP is less than five dollars per share, the ATP shall be set at five dollars per share for that HATP Calculation Period.

           "Closing Date" shall mean the date of this Agreement or such other
            ------------
date as Parent, Sub and the Company shall mutually agree upon.

           "Contract" shall mean any agreement, contract, note, loan, evidence
            --------
of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which the Company is a party or is bound, whether oral or written, but excluding all leases.

           "Disclosure Schedule" shall mean a schedule executed and delivered by
            -------------------
the Company to Parent and Sub as of the date hereof which sets forth the exceptions to the representations and warranties contained in Article V hereof and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule.

           "Earthlink Contract Revenues" shall mean any revenues accrued in accordance with GAAP, with respect to the matters described in that certain audit letter dated February 1, 2001 from the Company to Earthlink.

           "Effective Date" shall mean the date and time of receipt of the
            --------------
Certificates of Merger for filing with the Secretary of State of the State of Delaware, unless a delayed effective time is specified therein.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as
            ------------
amended.

           "Financial Statements" shall mean (a) in the case of the Company, its
            --------------------
audited balance sheet dated as of April 30, 2000, and its audited income statement for the period ended, April 30, 2000 and its unaudited balance sheet dated, and its unaudited income statement for the period ending, January 31, 2001, and (b) in the case of Parent, (i) its consolidated audited balance sheet dated March 31, 2000, and its audited consolidated statements of income, cash flow and changes in financial position for the fiscal year ended March 31, 2000, (ii) its reviewed consolidated balance sheet dated, and its reviewed consolidated statements of income, cash flow and changes in financial position for the nine-month period ending, December 31, 2000.

           "Gross Business Expenses" shall mean any and all costs (as determined
            -----------------------
in accordance with generally accepted accounting principles) incurred by the Surviving Corporation in connection with the operation of the Business.

           "Gross Revenues" shall mean total revenues (as determined in
            --------------
accordance with the generally accepted accounting principles) of the Surviving Corporation (including its successors and assigns) that were earned by, or generated from the Business (including any products or services of Parent or its Affiliates that are sold through the Business) as well as revenues attributed to the Business that are developed in conjunction with the Parent and any subsidiaries of Parent, and that those subsidiaries may also count as revenue for their financial statements. Any Earthlink Contract Revenues accrued at any time from the date of this Agreement through and including the end of the Second HATP Calculation Period shall be included in Gross Revenues for the First Year Period (if accrued on or before the end of the First HATP Calculation Period) or Second Year Period ( if accrued after the end of the First HATP Calculation Period but on or before the end of the Second HATP Calculation Period), as applicable, and as long as such revenues will be accounted for as revenue by Parent's auditors in accordance with GAAP.

           "Highest Average Trading Price" ("HATP") shall mean the highest
            -----------------------------
average price per share (as determined by the closing sales price for the common stock of Parent, or the average of the closing bid and ask, if no sales are reported) that the common stock of Parent has traded on the American Stock Exchange, or any other established stock exchange, automated quotation system or bulletin board, for at least twenty out of thirty consecutive market trading days during which all of the applicable Parent Shares may be sold pursuant to an S-3 or under Rule 144 promulgated under the Securities Act at any time during the respective, as applicable, twelve (12) month periods beginning on (a) August 1, 2001 (the "First HATP Calculation Period") with respect to a possible increase, in accordance with Section 3.2, in the number of Parent Shares issuable under Section 3.1(a), (b) August 1, 2002 (the "Second HATP Calculation Period") with respect to a possible increase, in accordance with Section 3.2, in the number of Parent Shares issuable under Section 3.1(b), or (c) August 1, 2003 (the "Third HATP Calculation Period") with respect to a possible increase, in accordance with Section 3.2, in the number of Parent Shares issuable under
Section 3.1(c).

           "Material Adverse Effect" or "Material Adverse Change" shall mean any
            -----------------------      -----------------------
adverse effect or change in the condition (financial or other), business, results of operations, assets, prospects, liabilities or operations of the Company or Parent (including its subsidiaries, taken as a whole), as applicable, or on the ability of the Company or Parent, as applicable, to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "Material Adverse Effect" or "Material Adverse Change."

           "Parent MFN Rates" shall mean rates at least as favorable as rates
            ----------------
charged by Parent at such time to any third party for substantially similar services.

           "Permits" shall mean all licenses, permits, franchises, approvals,
            -------
authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to, the operation of the Business.

           "Securities Act" shall mean the Securities Act of 1933, as amended.
            --------------

           "Shareholders Representative" shall mean Commonwealth Associates (or
            ---------------------------
a person designated by such firm), or such replacement representative as a majority of the outstanding Parent Shares then held by the Shareholders may designative in writing from time to time.

           "Year Period" shall mean the First Year Period, or the Second Year
            -----------
Period, as applicable. The First Year Period and the Second Year Period shall collectively be referred to as the "Year Periods".

     1.2   Other Defined Terms. The following terms shall have the meanings set
           -------------------
forth in the indicated Sections. Certain other capitalized terms are defined elsewhere in this Agreement.


           -------------------------------------------------  -------------------------
           Term                                               Section
           ----                                               -------
           -------------------------------------------------  -------------------------
           Action                                             5.15
           -------------------------------------------------  -------------------------
           Average Trading Price                              10.5(f)
           -------------------------------------------------  -------------------------
           Budget                                             10.2
           -------------------------------------------------  -------------------------
           Business                                           Recitals
           -------------------------------------------------  -------------------------
           Claim Notice                                       10.5(d)
           -------------------------------------------------  -------------------------
           Closing                                            4.1
           -------------------------------------------------  -------------------------
           Closing Shares                                     3.1(a)
           -------------------------------------------------  -------------------------
           Company                                            Preamble
           -------------------------------------------------  -------------------------
           Company Stock Options                              2.8
           -------------------------------------------------  -------------------------
           Company Shares                                     Recitals
           -------------------------------------------------  -------------------------
           Commission                                         7.13
           -------------------------------------------------  -------------------------
           DGCL                                               2.1
           -------------------------------------------------  -------------------------
           Dispute Notice                                     3.3(a)
           -------------------------------------------------  -------------------------
           Dissenting Shareholder                             2.9
           -------------------------------------------------  -------------------------
           Dissenting Shares                                  2.9
           -------------------------------------------------  -------------------------
           Effective Date                                     2.1
           -------------------------------------------------  -------------------------
           Expiration Date                                    10.4
           -------------------------------------------------  -------------------------
           -------------------------------------------------  -------------------------

           -------------------------------------------------  -------------------------
           Term                                               Section
           ----                                               -------
           -------------------------------------------------  -------------------------
           First Year Base                                    3.1(b)
           -------------------------------------------------  -------------------------
           First Year Period                                  3.1(b)
           -------------------------------------------------  -------------------------
           First Year Shares                                  3.1(b)
           -------------------------------------------------  -------------------------
           Indemnified Party                                  10.5(d)
           -------------------------------------------------  -------------------------
           Indemnifying Party                                 10.5(d)
           -------------------------------------------------  -------------------------
           Majority Shareholder                               Preamble
           -------------------------------------------------  -------------------------
           Merger Certificates                                2.2
           -------------------------------------------------  -------------------------
           Merger Consideration                               3.1
           -------------------------------------------------  -------------------------
           Parent                                             Preamble
           -------------------------------------------------  -------------------------
           Parent CFO                                         3.3
           -------------------------------------------------  -------------------------
           Parent Reports                                     7.13
           -------------------------------------------------  -------------------------
           Parent Services                                    10.3
           -------------------------------------------------  -------------------------
           Parent Shares                                      Recitals
           -------------------------------------------------  -------------------------
           Proprietary Rights                                 5.21(a)
           -------------------------------------------------  -------------------------
           Second Year Base                                   3.1(c)
           -------------------------------------------------  -------------------------
           Second Year Period                                 3.1(c)
           -------------------------------------------------  -------------------------
           Second Year Shares                                 3.1(c)
           -------------------------------------------------  -------------------------
           Set Off Rights                                     10.5(e)
           -------------------------------------------------  -------------------------
           Shareholders                                       Recitals
           -------------------------------------------------  -------------------------
           Special Meeting                                    2.7
           -------------------------------------------------  -------------------------
           Sub                                                Preamble
           -------------------------------------------------  -------------------------
           Year End Statement                                 3.3
           -------------------------------------------------  -------------------------

                                  ARTICLE II.

                          THE MERGER: SPECIAL MEETING

     2.1   The Merger. Upon the terms and subject to the conditions hereof and
           ----------
in accordance with the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with Sub (the "Merger") effective upon the filing of the Certificate of Merger with the Delaware Secretary of State (the "Effective Time"). Following the Merger, the separate existence of the Company shall cease, and the Sub shall continue as the surviving corporation (the "Surviving Corporation").

     2.2   Effective Time.  The parties hereto shall cause the Merger to be
           --------------
consummated by filing the Certificate of Merger with respect thereto with the Secretary of State of the State of Delaware (the "Certificates of Merger") in the form attached hereto as Exhibit 2.2.

     2.3   Effects of the Merger.  The Merger shall have the effects set forth
           ---------------------
in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of the Company and Sub shall rest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     2.4   Certificate of Incorporation and By-laws of the Surviving
           ---------------------------------------------------------
Corporation; Directors. The Certificate of Incorporation of Sub shall be the
----------------------
Certificate of Incorporation for the Surviving Corporation until thereafter changed or amended, and the By-laws of Sub shall be the By-laws of the Surviving Corporation until thereafter changed or amended. From and after the Effective Time, until their successors are duly elected or appointed and qualified, the officers and the Board of Directors of Sub shall be the officers and directors, respectively, of the Surviving Corporation.

     2.5   Effect of the Merger on Capital Stock.  At the Effective Time, by
           -------------------------------------
virtue of the Merger and without any action on the part of the Shareholders, or the Board of Directors of the Parent, Sub or the Company, (i) all of the Company Shares held by the Shareholders (other than Dissenting Shares and the 101,812 Company Shares owned by Parent) shall be converted into and represent the right to receive, on a pro rata basis, the Merger Consideration and, as applicable, the Additional Parent Shares, rounded to the nearest whole share, and (ii) the 101,812 Company Shares owned by Parent, and all shares of Common Stock and Series A Preferred Stock of the Company that are owned by the Company as treasury stock, shall be canceled and retired and shall cease to exist and no Merger Consideration shall be delivered in exchange therefore. Certificates representing the Parent Shares will be delivered to the Shareholders upon surrender to the Parent of valid stock certificates representing their Company Shares. As used throughout this Agreement, the "pro rata basis" shall be determined by giving effect to all outstanding shares (other than the 101,812 Company Shares owned by Parent and treasury shares) of (i) the Company's Common Stock and (ii) the Company's Series A Preferred Stock treated as if each outstanding share of Series A Preferred Stock has been converted into two shares of Common Stock immediately prior to the Effective Time.

     2.6   Surrender of Certificates. The procedures for surrendering
           -------------------------
outstanding Company Shares for Merger Consideration pursuant to the Merger are as follows:

           (a)   Expedited Payment. Shareholders who desire to receive at the
                 -----------------
Closing certificates representing the number of Closing Shares then allocable to their Company Shares shall: (a) surrender to Parent at the Closing the certificates representing the Company Shares for which they desire expedited exchange; and (b) provide to Parent, at least two business days before the Closing Date, a copy of the certificate or certificates that they intend to so surrender. Parent shall deliver to each such Shareholder at the Closing a certificate representing such Closing Shares, as applicable, with the continuing right to receive the remaining Merger Consideration and Additional Parent Shares, if applicable, on a pro rata basis therefore in exchange for the surrendered certificates representing Company Shares.

           (b)  Exchange Procedures. As soon as reasonably practicable after the
                -------------------
Effective Time, the Parent shall mail to each Shareholder of record (a) a letter of transmittal in such form and with such provisions as Parent and the Company may reasonably specify and (b) instructions for surrendering the certificates representing Company Shares in exchange for the Merger Consideration applicable thereto. Upon surrender of such stock certificates representing Company Shares for cancellation to the Transfer Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such certificate shall be entitled to receive certificate(s) representing the Closing Shares, as applicable, with the continuing right to receive the remaining the Merger Consideration and Additional Parent Shares, if applicable, on a pro rata basis therefor, and the certificate so surrendered shall immediately be canceled.

           (c)  No Fractional Shares.  No certificate or scrip representing
                --------------------
fractional Parent Shares shall be issued upon the surrender for exchange of Company Shares, and such fractional share interest will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of a Parent Share (after taking into account all Certificates delivered by such holder) shall be rounded to the nearest whole Parent Share.

           (d) Certificates representing the Parent's Shares of Common Stock will bear the following two legends:

                (i) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SAID ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

                (ii) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE AGREEMENT AND PLAN OF MERGER DATED -- --, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY. THE SHARES MAY NOT BE SOLD OR OTHERWISE DISPOSED OF PRIOR TO -------------. THIS RESTRICTION IS INDEPENDENT OF AND IN ADDITION TO THE OTHER RESTRICTIONS ON TRANSFER NOTED HEREON."

     PROVIDED, HOWEVER, that effective upon the end of the third month following the date on which the applicable S-3 is declared effective, the legend set forth in clause (ii) shall be of no further effect and the holder of any certificate representing Parent Shares may surrender such certificate for prompt replacement by Parent with certificate(s) not bearing such legend.

     2.7   Shareholder Meeting.  The Company and its Board of Directors shall
           -------------------
take all action necessary in accordance with applicable law and the Company's Certificate of Incorporation and bylaws to duly call and hold, as soon as reasonably practicable after the date hereof, a meeting of the Shareholders (the "Special Meeting") for the purpose of considering and voting upon the approval and adoption of (a) this Agreement, (b) the Merger and (c) any other action or transaction by the Company contemplated by this Agreement that requires approval of the Shareholders under the Company's Certificate of Incorporation, the Company's bylaws or the DGCL (the "Merger Proposals"). The only matters the Company shall propose to be acted on by the Shareholders at the Special Meeting shall be the Merger Proposals. The Company's Board of Directors will recommend that the Shareholders vote in favor of approval of the Merger Proposals and the Company shall use its commercially reasonable efforts to secure the votes of the Shareholders required by the DGCL, the Company's bylaws and the Company's Certificate of Incorporation to effect the Merger.

     2.8  Treatment of Company Stock Options. The Company has outstanding
          ----------------------------------
certain options and warrants to purchase Company Shares (the "Company Stock Options"). At the Effective Time, all such Company Stock Options shall terminate and immediately expire. Any holders of Company Stock Options who decide to exercise their Company Stock Options before the Closing Date shall become Shareholders, and as such, shall be entitled to receive the Merger Consideration on a pro rata basis, as set forth in Article III.

     2.9  Dissenters' Rights.   Notwithstanding anything contained herein to the
          ------------------
contrary, any Company Shares held by Shareholders who properly exercise and perfect the dissenters' rights set forth in Section 262 of the DGCL ("Dissenting Shares") shall not be converted pursuant to Section 2.5, but shall instead be converted into the right to receive the fair value of the shares as may be determined to be due with respect to such Dissenting Shares pursuant to the provisions of the DGCL. Parent shall have the right to control all negotiations and proceedings with respect to the determination of the fair value of the Company Shares. The Company agrees that, without the prior written consent of Parent or as required under the DGCL, it will not voluntarily make any payment with respect to, or determine or offer to determine, the fair value of the Company's Common Stock. Each holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the provisions of the DGCL, becomes entitled to payment of the fair value of the Company Shares shall receive payment therefor from the Surviving Corporation (but only after the fair value therefor shall have been agreed upon or finally determined pursuant to the provisions of the
DGCL). In the event that any holder of the Company Shares fails to make an effective demand for payment or otherwise loses his, her or its status as a Dissenting Shareholder, Parent shall, as of the later of the Effective Time or the occurrence of such event, issue and deliver, upon surrender by such Dissenting Shareholder of his, her or its Certificate(s), the Merger Consideration without interest thereon to which such Dissenting Shareholder would have otherwise been entitled under this Agreement.

     2.10 Certain Tax Positions. The parties intend the Merger to qualify as a
          ---------------------
reorganization under Section 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). Each party represents and warrants to the other that it (i) has had an opportunity to consult with its own tax advisor concerning the execution of this Agreement (and the transactions contemplated hereby) and (ii) has not relied on the advice or opinion (either written or oral) of the tax advisor for the other party. Each party agrees that it shall not take any action (unless provided for in this Agreement) that would cause the Merger to fail to qualify as a reorganization under Section 368(a)(1)(A) and 368(a)(2)(D) of the Code.

                                 ARTICLE III.

                             MERGER CONSIDERATION

     3.1  Merger Consideration.  From and after the Effective Time, each
          --------------------
certificate representing the Company Shares shall be deemed to represent the right to receive the Merger

Consideration and the Additional Parent Shares, as applicable, on a pro rata basis, as contemplated by this Article III. Subject to Section 3.4, the Shareholders shall have the right to receive a maximum of 2,900,000 Parent Shares (including adjustments in accordance with Section 3.2 below) (the "Merger Consideration"). The Merger Consideration shall be allocated and payable to the Shareholders on a pro rata basis as follows:

          (a)  700,000 Parent Shares on the Effective Date (the "Closing
Shares");

          (b) if the Surviving Corporation generates Gross Revenues of at least $1,000,000 (the "First Year Base") during any six-month period between August 1, 2001 and August 1, 2002 (the "First Year Period"), then the Shareholders shall receive, on a pro rata basis, 0.25 additional Parent Shares, for each $1.00 of Gross Revenues generated above the First Year Base during that six-month period in the First Year Period, up to a maximum Gross Revenue of $2,500,000 (the "First Year Shares"). The maximum number of First Year Shares issuable shall be 375,000;

          (c) if the Surviving Corporation generates Gross Revenues of at least $1,875,000 (the "Second Year Base") during any six-month period within the twelve months following the First Year Period (the "Second Year Period"), then the Shareholders shall receive, on a pro rata basis, 0.176 additional Parent Shares for each $1.00 Gross Revenues generated above the Second Year Base during that six-month period in the Second Year Period, up to a maximum Gross Revenue of $4,000,000 (the "Second Year Shares"). The maximum number of Second Year Shares issuable shall be 375,000; and

          (d) Parent shall authorize the issuance of any Parent Shares due to the Shareholders in accordance with clauses (b) or (c) of this Section 3.1 and shall deliver, or cause its transfer agent to deliver, to Shareholders the certificates representing such Parent Shares, within twenty five (25) business days after the Shareholders' receipt of a Year End Statement.

     3.2  Issuance of Additional Parent Shares to the Shareholder. In addition
          -------------------------------------------------------
to the Merger Consideration, the Shareholders are entitled to receive additional Parent Shares (the AAdditional Parent Shares@) on a pro rata basis if the Highest Average Trading Price ("HATP") is below Ten Dollars per share in the First, Second or Third HATP Calculation Period, as applicable (individually, a "HATP Calculation Period"). The number of such Additional Parent Shares shall be determined based upon the HATP and the ATP, if applicable, and calculated as follows:

          (a) if the HATP is equal to or less than Five Dollars ($5.00) per share in the applicable HATP Calculation Period, then the Shareholders are entitled to receive Additional Parent Shares, the amount of which shall be equal to that number of Parent Shares received by the Shareholders in accordance with
Section 3.1 above that have not been sold by the Shareholders at the end of the applicable HATP Calculation Period; or

          (b) if the HATP is greater than Five Dollars ($5.00) per share but less than Eight Dollars and Fifty Cents ($8.50) per share in the applicable HATP Calculation Period, then the Shareholders are entitled to receive, and Parent shall issue to them, Additional Parent Shares determined as follows: For every one cent that the ATP is below Ten Dollars ($10.00) per share, Parent shall issue to each Shareholder .002 Additional Parent Shares with respect to each Parent Share received by such Shareholder in accordance with the applicable
Section 3.1(a), (b), or (c), and not sold by such Shareholder by the end of the applicable HATP Calculation Period; or

          (c) if the HATP is greater than Eight Dollars and Fifty Cents ($8.50) per share but less than Ten Dollars ($10.00) per share in the applicable HATP Calculation Period, then the Shareholders shall be entitled to receive, and Parent shall issue to them, Additional Parent Shares as follows: For every one cent that the HATP is below Ten Dollars ($10.00) per share, Parent shall issue to each Shareholder .002 Additional Parent Shares with respect to each Parent Share received by such Shareholder in accordance with the applicable Section 3.1(a), (b), or (c), and not sold by such Shareholder by the end of the applicable HATP Calculation Period; or

          (d) if the HATP is equal to or greater than Ten Dollars ($10.00) per share in the applicable HATP Calculation Period, then the Shareholders are not entitled to receive any Additional Parent Shares for that applicable HATP Calculation Period.

     Parent shall issue any Additional Parent Shares that are due in accordance with this Section 3.2 and shall deliver, or cause its transfer agent to deliver to Shareholders the certificates representing such Additional Parent Shares, within ten (10) business days following the end of the applicable HATP Calculation Period.

     3.3  Determination of Gross Revenue and Gross Business Expenses.  The
          -----------------------------------------------------------
Shareholders acknowledge and agree that the Chief Financial Officer of Parent (the "Parent CFO") shall determine the Gross Revenue and the Gross Business Expenses for each respective Year Period (as determined in accordance with generally accepted accounting principles). Promptly, but in no event later than thirty (30) business days after each Year Period the Parent CFO shall provide to the Shareholder Representative a statement which shall disclose the Gross Revenues and the Gross Business Expenses for the preceding Year Period (a "Year End Statement"). The Surviving Corporation agrees to provide any and all information, as reasonably requested by the Parent CFO, that is necessary to calculate the Gross Revenues and Gross Business Expenses for any given Year Period, to Parent and the Shareholder Representative.

          (a)  Disputed Gross Revenue Amount. If greater than twenty percent
               -----------------------------
(20%) of the Shareholders disagree with the Year End Statement, the Shareholder Representative must notify Parent of such disagreement in writing (the "Dispute Notice"), specifying the particulars of such disagreement, within twenty (20) business days after the Shareholder Representative's receipt of the Year End Statement. To the extent that any portion of the Year End Statement is not in dispute, within ten (10) business days after the Majority Shareholder's receipt of the Year End Statement, Parent shall (or cause its transfer agent to) issue to the Shareholders those Parent Shares which have become issuable with respect to that portion of the Year End Statement which is not in dispute.

          (b)  Resolution of Disputed Gross Revenue and Gross Business Expense
               ---------------------------------------------------------------
Amounts. Parent and the Shareholder Representative will use their best efforts
-------
for a period of thirty (30) calendar days after the Shareholder Representative's delivery of such notice to resolve any disagreements with respect to the Year End Statement. If, at the end of such period, Parent and the Shareholder Representative are unable to resolve such disagreements, a mutually agreed upon third party CPA firm (the "Independent Auditor") shall resolve any remaining disagreements. If Parent and/or Shareholder Representative dispute the determination of the Independent Auditor, by written notice to the other party within ten (10) business days of receiving the Independent Auditor's determination, either such party may use the dispute resolution process as set forth in Section 11.12 of this Agreement to resolve the dispute. Parent shall use its best efforts to cause the Independent Auditor to make its determination within thirty (30) calendar days of accepting the matter. Within ten (10) business days after the date of determination of the Independent Auditor, or determination through the Dispute Resolution process set forth in
Section 11.12, as the case may be, Parent shall (or cause its transfer agent to) issue Parent Shares as are due in accordance with this Article III above. If the Gross Revenue calculation is off by 5% or more in favor of the Shareholders, provided that such amount affects the determination of how many, if any, First Year or Second Year Shares, as the case may be, the Shareholders are entitled to receive, the fees and expenses of the Independent Auditor and, as the case may, mediators and arbitrators under Section 11.12, retained to settle Year End Statement disputes shall be borne by the Parent; otherwise, such fees and expenses shall be borne by the Shareholders.

     3.4  Changes in Parent Shares.  If prior to the end of the Second Year
          ------------------------
Period, the Parent Shares shall be recapitalized or reclassified or Parent shall effect any stock dividend, stock split, or reverse stock split of Parent Shares, then the Parent Shares to be issued as Merger Consideration under this Agreement, shall be proportionately and equitably adjusted to reflect any increase or decrease in the number of Parent Shares resulting from such corporate event.

                                  ARTICLE IV.
                                    CLOSING

     4.1  Closing Date and Location.  The closing of the transactions
          -------------------------
contemplated herein (the "Closing") shall be held at 10:00 a.m. local time on the Closing Date at the offices of Parent (1) on the first business day following the date on which the last of the conditions set forth in Articles VIII and IX (other than the filing of the Merger Certificate) are satisfied or to the extent permissible, waived, or (2) on such other date and at such other time or place as is mutually agreed by the parties hereto.

     4.2  Obligations of the Company. At the Closing, the Company shall deliver
          --------------------------
to Parent and Sub the following documents:

          (a) A certificate of good standing from the State of Delaware dated as of a date not more than ten (10) days prior to the Closing Date and certifying that the Company is duly qualified and in good standing as of the date of such certificate;

          (b)  The Officers' Certificate provided for in Section 9.4;

          (c) The executed Certificate of Merger substantially in the form of Exhibit 2.2;

          (d) A certificate of the Secretary of the Company certifying as to the matters described in Section 9.1.

     4.3    Obligations of Parent and Sub.  At the Closing, Parent and Sub shall
            -----------------------------
deliver to the Shareholders the following:

          (a)  To each Shareholder electing expedited payment in accordance with
Section 2.6(a), certificates representing the number of Closing Shares then allocable to that Shareholder's Company Shares, in exchange for that Shareholder's delivery to Parent of certificate(s) representing that Shareholder's Company Shares;

          (b) A certificate of good standing for each of Parent and Sub from the State of Delaware dated as of a date not more than ten (10) days prior to the Closing Date and certifying that Parent and Sub are each duly qualified and in good standing as of the date of such certificate;

          (c)  The Officer's Certificates provided for in Sections 8.3 and 8.4;

          (d)  Evidence of the listing provided for in Section 8.6; and

          (e) A certificate of the Secretary of each of Parent and Sub certifying as to the matters described in Section 8.1.

                                  ARTICLE V.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Sub as follows, except as otherwise set forth on the applicable Schedule, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     5.1  Organization and Good Standing.  The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Copies of the Certificate of Incorporation and Bylaws of the Company, and all amendments thereto, heretofore delivered to Parent and Sub are accurate and complete as of the date hereof.
Schedule 5.1 contains a true, correct and complete list of all jurisdictions in which the Company is qualified to do business as a foreign corporation.

     5.2  Capitalization. The authorized capital stock of the Company consists
          --------------
of 100,000,000 shares, of which 80,000,000 shares are common stock, of which 10,333,044 shares are outstanding (including the 101,812 shares held by Parent to be canceled in connection with the Merger), and 20,000,000 shares are preferred stock of which 1,736,700 shares are outstanding, to be further adjusted for any conversion of Company Stock Options and Warrants. All of the Company Shares have been validly issued and are fully paid and non-assessable. No shares of common stock are held by the Company as treasury stock. Except as set forth on Schedule 5.2, there is no existing option, warrant, call, commitment or other security or agreement of any kind to which the Company is a party requiring, and there are no convertible securities of the Company outstanding which upon conversion would require, the issuance of any additional shares of capital stock of the Company or other securities convertible into shares of capital stock or any debt or equity security of the Company of any kind.

     5.3  Subsidiaries.  Except as set forth on Schedule 5.3, the Company does
          ------------
not have any subsidiaries or any equity interest in another entity.

     5.4  Authorization.  The Company has all requisite corporate power and
          -------------
authority, and, except for obtaining shareholder approval, as required by law, has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly approved by the board of directors of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally, or general principles of equity, including the possible unavailability of specific performance or injunct to relief, regardless of whether considered in a proceeding in equity or at law.

     5.5  Employee Benefit Plans.  Except as set forth on Schedule 5.5, the
          ----------------------
Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

     5.6  Tax Returns and Payments.  The Company has filed all tax returns and
          ------------------------
reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid, or has properly reserved cash for, all taxes and other assessments due.

     5.7  Title to Property and Assets. Except as set forth on Schedule 5.7, the
          ----------------------------
Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

     5.8  No Adverse Change.  Since January 31, 2001, except as set forth on
          -----------------
Schedule 5.8, there has not been:

          (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had, in the aggregate, a Material Adverse Effect;

          (b) any damage, destruction or loss, whether or not covered by insurance, that has had a Material Adverse Effect on the business, properties, prospects, or financial condition of the Company;

          (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

          (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;

          (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

          (f) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

          (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

          (h) any resignation or termination of employment of any officer or key employee of the Company; and the Company is not aware of any impending resignation or termination of employment of any such officer or key employee;

          (i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (j) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

          (k) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

          (l) to the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company; or

          (m) any arrangement or commitment by the Company to do any of the things described in this Section 5.8.

     5.9  Contracts and Commitments.
          -------------------------

          (a)  Contracts.  Schedule 5.9(a) sets forth a complete and accurate
               ---------
list of all Contracts of the following categories:

               (i)    Contracts not made in the ordinary course of business;

               (ii)   Employment contracts and severance agreements;

               (iii)  Labor or union contracts;

               (iv) Distribution, franchise, license, sales, commission, consulting agency or advertising contracts which are not cancelable on thirty
(30) calendar days notice or less;

               (v) Contracts involving expenditures or liabilities, actual or potential, in excess of $10,000 or otherwise material to the Company, taken as a whole, and not cancelable (without liability) within thirty (30) calendar days;

               (vi) Contracts or commitments relating to commission arrangements with others;

               (vii) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether the Company shall be the borrower, lender or guarantor thereunder or whereby any assets are pledged (excluding credit provided by the Company to purchasers in the ordinary course of business;

               (viii) Contracts containing covenants limiting the freedom of the Company or any officer, director, shareholder or affiliate, to engage in any line of business or compete with any person;

               (ix) Any Contract with the United States, state or local government or any agency or department thereof;

               (x)    Leases of real property;

               (xi) Leases of personal property not cancelable (without liability) within thirty (30) calendar days; and

               (xii) Governmental or regulatory Permits or approvals required to conduct the Business as presently conducted.

The Company has delivered to Sub and Parent true, correct and complete copies of all of the written Contracts listed on Schedule 5.9, including all amendments and supplements thereto, and a written summary setting forth the material terms and conditions of each and every oral Contract listed on Schedule 5.9, including all amendments and supplements thereto.

          (b)  Absence of Breaches or Defaults.  Except as set forth in
               -------------------------------
Schedule 5.9(b), all of the Contracts are valid and in full force and effect, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally, or by general principles of equity, including the possible unavailability of specific performance or injunct to relief, regardless of whether considered in a proceeding in equity or at law. The Company has duly performed all of its obligations under the Contracts, and no violation of, or default or breach under, any Contracts by the Company or, to its knowledge, by any other party to such Contracts, has occurred.

     5.10 Permits. The Company has all Permits required to conduct its business
          -------
except such Permits the failure of which to obtain would not have a Material Adverse Effect. All such permits are valid and in full force and effect and are listed on Schedule 5.10. Except for filing the Certificate of Merger with the Delaware Secretary of State, no notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by the Company or any Shareholder in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

     5.11 Corporate Documents. The Certificate of Incorporation and Bylaws of
          -------------------
the Company are in the form provided to counsel for Parent and Sub. The copy of the minute books of the Company provided to counsel for the Parent and Sub contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes accurately in all material respects.

     5.12   No Conflict or Violation.  Except as set forth in Schedule 5.12,
            ------------------------
neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (1) violate or conflict with any provision of the Company's Certificate of Incorporation or Bylaws, (2) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under any of the terms, conditions or provisions of any Contract, agreement, or other instrument or obligation (a) to which the Company is a party or (b) by which the Company is bound, (c) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award, or
(d) impose any encumbrance restriction or charge on the Company or the Business except in the case of each of clauses (a), (b), and (c) above, for such violations, conflicts, breaches, defaults, terminations or accelerations which, in the aggregate would not have a Material Adverse Effect.

     5.13   Financial Statements.  Except as set forth on Schedule 5.13, the
            --------------------
Financial Statements (1) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and (2) fairly and accurately present the assets, liabilities (including all reserves) and financial position of the Company as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended. The Financial Statements have been compiled by Deloitte & Touche, LLP, certified public accountants. At the respective dates of the Financial Statements, there were no liabilities of the Company, which, in accordance with generally accepted accounting principles, should have been shown or reflected in the Financial Statements or the notes thereto, which are not shown or reflected in the Financial Statements or the notes thereto.

     5.14   Disclosure.  No representation or warranty of the Company contained
            ----------
in this Agreement, the Exhibits or Schedules attached hereto, or any certificate to be furnished to Parent and Sub at the Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     5.15   Litigation.  There is no action, order, writ, injunction, judgment
            ----------
or decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation (collectively, "Actions") pending, or, to the Company's knowledge, threatened or anticipated (1) against, related to or affecting: (a) the Company, or (b) any officers or directors of the Company, (2) seeking to delay, limit or enjoin the transactions contemplated by this Agreement, (3) that involve the risk of criminal liability, or (4) in which the Company is a plaintiff, including any derivative suits. The Company is not in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the Company.

     5.16   Labor Matters.  The Company is not a party to any labor agreement
            -------------
with any labor organization, union, group or association; there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice; there has not been any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor. There is no labor strike or labor disturbance pending or threatened, nor is any grievance currently being asserted. The Company is in compliance in all material respects with all applicable laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours and has not engaged in any unfair labor practice.

     5.17   Liabilities.  The Company does not have any liabilities, obligations
            -----------
or commitments of any nature (whether absolute, accrued, contingent or otherwise and whether matured or unmatured), including without limitation tax liabilities due or to become due, except (1) liabilities which are reflected and reserved against on the Financial Statements, which have not been paid or discharged since the date thereof, (2) liabilities arising under Contracts, leases, letters of credit, purchase orders, licenses, Permits, purchase agreements and other agreements, business arrangements and commitments described in the Disclosure Schedule (and under those Contracts which are not required to be disclosed on the Disclosure Schedule) and (3) liabilities incurred since the date of the Financial Statements in the ordinary course of business and consistent with past practice and in accordance with this Agreement (none of which relates to any breach of Contract, breach of warranty, tort, infringement or violation of law or arose out of any Action) which, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect.

     5.18   Compliance with Law.  The Company has not violated and is in
            -------------------
compliance with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, except where the violation or failure to comply, individually or in the aggregate, would not have a Material Adverse Effect. The Company has not received any notice to the effect that it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws. The Company has committed no act, and, to its knowledge, there has been no omission, which may result in, and, to its knowledge, there has been no occurrence which would reasonably be expected to give rise to, product liability or liability for breach of warranty (whether covered by insurance or not) on the part of the Company, with respect to products designed, manufactured, assembled, repaired, maintained, delivered, shipped or installed or services rendered prior to or on the Closing Date which, in the aggregate, would have a Material Adverse Effect.

     5.19   No Brokers.  Neither the Company nor any of its officers, directors,
            ----------
employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Parent or Sub or any of its affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

     5.20   No Other Agreements.  Neither the Company nor its officers,
            -------------------
directors or affiliates have any commitment or legal obligation, absolute or contingent, to any other person or firm other than Parent and Sub to sell, assign, transfer or effect a sale of any assets of the Company (other than inventory in the ordinary course of business), to sell or effect a sale of a majority of the capital stock of the Company, to effect any merger, consolidation, liquidation, dissolution or other reorganization of the Company, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

     5.21   Proprietary Rights.  With respect to the Company:
            ------------------

            (a)  Proprietary Rights.  Schedule 5.21 lists all of its domestic or
                 ------------------
foreign, federal, state and foreign registrations of trademarks and of other marks, trade names or other trade rights, and all pending applications for any such registrations and all of its patents and copyrights and all pending applications therefor, all other trademarks and other marks, trade names and other trade rights or in which it has any interest whatsoever, and all other trade secrets, designs, plans, specifications, technical information and other proprietary rights, whether or not registered, created or used by or on behalf of it (collectively, "Proprietary Rights"). The Proprietary Rights listed in the Disclosure Schedule are all those owned or used by the Company in connection with the Business.

            (b)  Ownership and Protection of Proprietary Rights.  Except as set
                 ----------------------------------------------
forth on Schedule 5.21, (i) to the best of its knowledge, the Company owns and has the sole right to use each of the Proprietary Rights. None of the Proprietary Rights is involved in any pending or threatened litigation, (ii) the Company has not received any notice of invalidity or infringement of any rights of others with respect to such Proprietary Rights, and (iii) no other firm, corporation, association or person (a) has the right to use any such Proprietary Rights, (b) has notified the Company that it is claiming any ownership of or right to use such Proprietary Rights, or (c) to the best of its knowledge, is infringing upon any such Proprietary Rights in any way. To the best of the Company's knowledge, the Company's use of the Proprietary Rights is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights. To the best of its knowledge, all of the Proprietary Rights are valid and enforceable, except where the failure to be so valid and enforceable would not have a Material Adverse Effect.

     5.22   Transactions with Certain Persons.  Except as set forth on Schedule
            ---------------------------------
5.22, no officer, director or employee of the Company, nor any member of any such person's immediate family, is presently a party to any transaction with the Company, including without limitation, any contract, agreement or other arrangement (1) providing for the furnishing of services by, (2) providing for the rental of real or personal property from, or (3) otherwise requiring payments to (other than for services as officers, directors or employees of the Company) any such person or corporation, partnership, trust or other entity in which any such person has an interest as a shareholder, officer, director, trustee or partner.

     5.23   Insurance.  Schedule 5.23 contains a complete and accurate list of
            ---------
all policies or binders of fire, liability, title, worker's compensation, product liability (which list shall be since the Company's inception) and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Company. Such insurance provides, and during such period provided, coverage to the extent required by law and by any and all Contracts. The Company is not in default under any of such policies or binders, and has not failed to give any material notice or to present any material claim under any such policy or binder in a due and timely fashion. Except as set forth on Schedule 5.23, there are no outstanding unpaid claims under any such policies or binders. All policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect through the Closing Date.

     5.24   Accounts Receivable.  The accounts receivable set forth in the
            -------------------
Financial Statements, and all accounts receivable arising since the date of the Financial Statements, represent bona fide claims of the Company against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements.

     5.25   Customers, Distributors and Suppliers.  Schedule 5.25 sets forth a
            -------------------------------------
complete and accurate list with respect to the Company, of the names and addresses of (1) its five (5) largest customers, and the approximate total sales in dollars by the Company to each such customer during the most recent fiscal year, and (2) its five (5) largest suppliers, and the approximate total purchases in dollars from each such supplier during the most recent fiscal year. To the knowledge of the Company after reasonable inquiry of all sales people and other relevant personnel since 1/31/2001, except as disclosed on Schedule 5.25, there has been no Material Adverse Change in the business relationship of the Company with any customer or supplier named on Schedule 5.25. The Company has not received any communication from any customer or supplier named on Schedule
5.25 of any intention to terminate or materially reduce purchases from or supplies to the Company.

     5.26   Recommendation of Company Board of the Directors.  The Company's
            ------------------------------------------------
Board of Directors, by vote at meetings duly called and held, has approved this Agreement and the Merger and has declared them advisable, determined that the Merger is in the best interest of the Shareholders, and has adopted resolutions recommending approval and adoption of this Agreement and the Merger by the Shareholders.

     5.27   Vote Required.  The only vote of Shareholders required under the
            -------------
DGCL, the Company's Certificate of Incorporation and the Company's bylaws in order to approve and adopt the Merger Proposals is the affirmative vote of a majority of the aggregate voting power of the issued and outstanding Company Shares, with the Company's Series A Preferred Stock voting separately as a class, and no other vote or approval of or other action of holders of capital stock of the Company is required.

     5.28   Dissenter Rights Procedures.  The Company has performed and is in
            ---------------------------
compliance with any and all obligations required of a domestic corporation under
Section 262 of the DGCL, and the Company has informed the Parent of any and all Shareholders who have notified the Company of their appraisal rights in accordance with Section 262 of the DCGL.

                                  ARTICLE VI.
                           Intentionally Left Blank

                                 ARTICLE VII.
               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub hereby represent and warrant to the Company as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     7.1    Organization of Parent and Sub.  Parent is a corporation duly
            ------------------------------
organized, validly existing and in good standing under the laws of the State of Nevada, and all of Parent's subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, except Semotus Systems Corp., which is a subsidiary of Parent that is duly organized, validly existing and in good standing under the laws of British Columbia, Canada.

     7.2   Authorization.  Both Parent and Sub have all requisite corporate
           -------------
power and authority, and have taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform their obligations thereunder. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly approved by the boards of directors of Parent and Sub. No other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub and is a legal, valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms.

     7.3   No Conflict or Violation.  Neither the execution, delivery or
           ------------------------
performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Parent or Sub with any of the provisions hereof, will (1) violate or conflict with any provision of (i) the Articles of Incorporation or Bylaws of Parent or (ii) the Articles of Incorporation or Bylaws of any of Parent's subsidiaries, (2) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, authorization, concession, or other instrument or obligation to which Parent or any of its subsidiaries is a party, or (3) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award except, in the case of each of clauses (a), (b) and (c) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of encumbrances which, in the aggregate, would not have a Material Adverse Effect on the Business or its ability to consummate the transactions contemplated hereby.

     7.4   Capitalization.  As provided in Parent's SEC Form 10-QSB, as of
           --------------
December 31, 2000, the authorized capital stock of Parent consists of 50,000,000 shares of common stock, of which 15,732,344 shares are outstanding, and 5,000,000 shares of preferred stock, of which 938,462 are outstanding. All of Parent Shares have been validly issued and are fully paid and non-assessable.
No shares of common stock are held by Parent as treasury stock. Except as set forth on Schedule 7.4, there is no existing option, warrant, call, commitment or other security or agreement of any kind to which Parent is a party requiring, and there are no convertible securities of Parent outstanding which upon conversion would require, the issuance of any additional shares of capital stock of Parent or other securities convertible into shares of capital stock or any debt or equity security of Parent of any kind.

     7.5   Financial Statements.  The Parent's financial statements (including
           --------------------
the notes thereto) included in Parent's most recently filed SEC Forms 10KSB and 10QSB (1) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and (2) fairly and accurately present the assets, liabilities (including all reserves) and financial position of the Parent as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended. Parent's Financial Statements have been audited (in the case of year-end financial statements) and reviewed (in the case of interim financial statements), by BDO Seidman, LLP. At the respective dates of the Parent's financial statements, there were no liabilities of Parent and its subsidiaries, taken as a whole, which, in accordance with generally accepted accounting principles, should have been shown or reflected in the Parent's financial statements or the notes thereto, which are not shown or reflected in the Parent's financial statements or notes thereto.

     7.6   Employee Benefit Plans.  Except as set forth on Schedule 7.6, the
           ----------------------
Parent does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

     7.7   No Adverse Change.  Since December 31, 2000, there has not been any
           -----------------
change in the assets, liabilities, financial condition or operating results of Parent from that reflected in Parent's consolidated financial statements attached to its quarterly report on Form 10-QSB dated as of December 31, 2000 ("Parent's Financial Statements"), except changes in the ordinary course of business that have not had and would not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

     7.8   Permits.  Parent has all Permits required to conduct its business
           -------
except such Permits the failure of which to obtain would not have a Material Adverse Effect. All such permits are valid and in full force and effect and are listed on Schedule 7.8. Except for filing the Certificate of Merger with the Delaware Secretary of State, no notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Parent in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

     7.9   Disclosure.  No representation or warranty of Parent contained in
           ----------
this Agreement, the Exhibits or Schedules attached hereto or any certificate furnished or to be furnished to the Company at the Closing, (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     7.10  Litigation.  There is no Action pending (1) against Parent and/or Sub
           ----------
or any officers or directors of Parent and/or Sub, (2) seeking to delay, limit or enjoin the transactions contemplated by this Agreement, (3) that involve the risk of criminal liability, or (4) in which Parent is a plaintiff, including any derivative suits. Parent is not in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Parent or Sub.

     7.11  Labor Matters.  The Parent is not a party to any labor agreement
           -------------
with any labor organization, union, group or association; there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice; there has not been any attempt by organized labor or its representatives to make the Parent conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor. There is no labor strike or labor disturbance pending or threatened, nor is any grievance currently being asserted. The Parent is in compliance in all material respects with all applicable laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours and has not engaged in any unfair labor practice.

     7.12  No Brokers.  Neither the Parent nor any of its officers, directors,
           ----------
employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Company or any of its affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

     7.13  SEC Reports.  Parent has timely filed all required reports,
           -----------
statements and documents with the Securities Exchange Commission (the "Commission"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. Parent has made available to the Company true and complete copies of all forms, reports, statements and documents filed with the Commission and all reports, statements and other information provided by Parent to its stockholders (collectively, the "Parent Reports"). As of their respective dates, the Parent Reports did not contain any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                 ARTICLE VIII.
              CONDITIONS TO THE COMPANY'S OBLIGATIONS

     The obligations of the Company to consummate the transactions provided for hereby are subject, in the discretion of the Company, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Company:

     8.1   Representations, Warranties and Covenants.  All representations and
           -----------------------------------------
warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except to the extent expressly required or permitted to be changed by the terms hereof, and Parent and Sub shall have performed and satisfied all agreements and covenants required hereby to be performed by them prior to or on the Closing Date.

     8.2   No Proceedings, Litigation or Laws.  No Action by any governmental
           ----------------------------------
authority or other person shall have been instituted or threatened against Parent, Sub, the Company, or the Shareholders which questions the validity or legality of the transactions contemplated hereby and which, in the reasonable opinion of the Company, makes it inadvisable to consummate such transaction.

     8.3   Certificates.  Parent and Sub shall furnish the Company with such
           ------------
certificates of their officers and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by the Company.

     8.4   Corporate Documents.  The Company shall have received from Parent
           -------------------
and Sub a certificate of a duly authorized officer of each of Parent and Sub, dated the Closing Date, setting forth resolutions adopted by the Boards of Directors of Parent and Sub authorizing the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded as of the Closing Date.

     8.5   Exchange Listing.  The Parent Shares to be issued as Merger
           ----------------
Consideration shall have been authorized for listing on either (i) the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System or (ii) the American Stock Exchange, subject to official notice of issuance.

     8.6   No Material Adverse Change.  Since December 31, 2000, there shall not
           --------------------------
have been any change in the assets, liabilities, financial condition or operating results or business of Parent and its subsidiaries, taken as a whole, from that reflected in Parent's consolidated financial statements attached to its quarterly report on Form 10-QSB dated as of December 31, 2000 ("Parent's Financial Statements"), except changes in the ordinary course of business that have not had, in the aggregate, a Material Adverse Effect.

     8.7   SEC Reports.  Parent shall have timely filed all required reports,
           -----------
statements and documents with the Securities Exchange Commission (the "Commission"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. Parent shall have made available to the Company true and complete copies of all forms, reports, statements and documents filed with the Commission and all reports, statements and other information provided by Parent to its stockholders (collectively, the "Parent Reports"). As of their respective dates, the Parent Reports shall not have contained any untrue statement of any material fact or omited to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE IX.
                 CONDITIONS TO PARENT'S AND SUB'S OBLIGATIONS

     The obligations of Parent and Sub to consummate the transactions provided for hereby are subject, in the discretion of Parent, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Parent and Sub.

     9.1   Representations, Warranties and Covenants.  All representations and
           -----------------------------------------
warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except to the extent expressly required or permitted to be changed by the terms hereof, and the Company shall have performed and satisfied all agreements and covenants required hereby to be performed by them prior to or on the Closing Date.

     9.2   No Proceedings or Litigation.  No Action by any governmental
           ----------------------------
authority or other person shall have been instituted or threatened against Parent, Sub, or the Company which questions the validity or legality of the transactions contemplated hereby and which, in the reasonable opinion of the Parent and Sub, makes it inadvisable to consummate such transaction.

     9.3   Certificates.  The Company shall furnish Parent and Sub with such
           ------------
certificates of its officers and others to evidence compliance with the conditions set forth in this Article IX as may be reasonably requested by Parent and Sub.

     9.4   Material Changes.  There shall not have been any change with respect
           ----------------
to the Business or the Company since the date of this Agreement, except such changes that have not had a Material Adverse Effect.

     9.5  Corporate Documents. Parent and Sub shall have received a certificate
          -------------------
of a duly authorized officer of the Company, dated the Closing Date, setting forth resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

     9.6  Approval of the Shareholders. This Agreement and the Merger Proposal
          ----------------------------
shall have been approved and adopted by the Shareholders, including the separate vote of the Series A Preferred Stock, as set forth in Sections 2.7 and 5.27. Further, no more than five percent of the Shareholders shall have notified the Company of their appraisal rights in accordance with Section 262 of the DCGL.

                                  ARTICLE X.
                     ACTIONS BY PARTIES AFTER THE CLOSING

     10.1 Registration of Parent Shares.
          -----------------------------

          (a) Within thirty (30) days of the Effective Date, Parent shall prepare and file with the Commission a registration statement on Form S-3 (the "S-3") containing a form of prospectus (as amended or supplemented, if applicable) registering under the Securities Act, the 700,000 Closing Shares issued to the Shareholders on the Effective Date. One-third of the 700,000 Closing Shares shall first become saleable one month after the S-3 goes effective, and one-third of the total Closing Shares shall first become saleable monthly thereafter. However, if the Parent's common stock should close above ten dollars per share for three consecutive trading days between the date the S-3 goes effective and three months thereafter, one hundred percent of the Closing Shares registered shall be immediately saleable under the S-3.

          (b) Within thirty (30) days of the end of each annual dispute period, as described in Section 3.3(a), and, if there is a dispute as to the amount of Shares to be issued, within thirty (30) days after the resolution of any dispute between the parties or after the date of determination of Parent's independent auditor, whichever is applicable, Parent shall prepare and file with the Commission a registration statement on Form S-3 containing a form of prospectus (as amended or supplemented, if applicable) registering under the Securities Act, the common stock underlying the Parent Shares due under Article III,
Section 3.1, as applicable. One-third of the shares in the applicable year period shall first become saleable one month after the S-3 goes effective, and one-third of the total shares shall first become saleable monthly thereafter. However, if the Parent's common stock should close above ten dollars per share for three consecutive trading days between the date the S-3 goes effective and three months thereafter, one hundred percent of the shares registered shall be immediately saleable under the S-3.

          (c) With respect to each S-3 filed by Parent hereunder, Parent shall use its reasonable best efforts to cause such registration statement to become effective as soon as practicable after filing, and to keep the S-3 effective for so long as Shareholders continue to hold Parent Shares. The S-3, the prospectus included therein shall be made available to Shareholders through the website at url, www.freedgar.com. .Parent shall use its reasonable best efforts to register or qualify the Parent Shares covered by such S-3 under such securities or Blue Sky laws of such jurisdictions within the United States as any Shareholder reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable each Shareholder to consummate the disposition in such jurisdiction; provided, however, that
                                                    --------  -------
Parent shall not be required to (i) qualify generally to do business in any jurisdiction where, but for the requirements of this Section 10.1(c), it would not be obligated to be so qualified, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction. All expenses incident to Parent's performance of its obligations under this Section 10.1, including without limitation all registration and filing fees, fees, including expenses, fees, and expenses of counsel for Parent and of Parent's independent certified public accountants.

          (d)  Indemnification by Parent.  Parent and Surviving Company shall
               -------------------------
jointly and severally indemnify, to the full extent permitted by law, each Shareholder and its officers, directors and constituent partners and each person who controls such Shareholder (within the meaning of the Securities Act and the Exchange Act) against all losses, claims, damages, liabilities and expenses (or actions in respect thereof) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus relating to the registration of such Shareholder's Parent Shares or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in conformity with any information furnished in writing to Parent by or on behalf of such Shareholder or other indemnified person expressly for use therein or caused by such Shareholder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Parent has furnished such Shareholder with a sufficient number of copies of the same or by the breach by any indemnified person of any of its obligations under this
Section 10.1. Subject to the provisions of Section 10.1(f), Parent will reimburse each Shareholder and its officers, directors, constituent partners and controlling persons for any reasonable legal and other expenses as incurred in connection with investigating or defending any such losses, claims, damages, liabilities, expenses or actions for which such person is entitled to indemnification hereunder. In connection with an underwritten offering, Parent will indemnify the underwriters and their officers, directors, constituent partners and each person who controls such underwriters (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Shareholders.

          (e)  Indemnification by Shareholders.  Each Shareholder agrees to
               -------------------------------
indemnify, to the full extent permitted by law, Parent and Surviving Company and their directors and officers, each person who controls Parent or Surviving Company (within the meaning of the Securities Act and the Exchange Act) and all other prospective sellers and their respective directors, officers, constituent partners and controlling persons (within the meaning of the Securities Act and the Exchange Act) against all losses, claims, damages, liabilities and expenses (or actions in respect thereof) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus relating to the registration of such Shareholder's Parent Shares or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission or alleged untrue statement or omission is made in conformity with any written information or affidavit furnished by or on behalf of such Shareholder for such registration statement, prospectus or preliminary prospectus and then only to the extent of the total proceeds received by such Shareholder. Subject to the provisions of Section 10.1(f), the Shareholders will reimburse, to the extent of the total proceeds received by such Shareholders, Parent, its officers, directors and controlling persons and all other prospective sellers and their respective directors, officers and controlling persons for any reasonable legal and other expenses as incurred in connection with investigating or defending any such losses, claims, damages, liabilities, expenses or actions. In connection with an underwritten offering, each Shareholder will indemnify the underwriters and officers, directors, constituent partners and each person who controls such underwriters (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of Parent and Surviving Company.

          (f)  Conduct of Indemnification Proceedings.  Any person entitled to
               --------------------------------------
indemnification under this Section 10.1 will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (but omission of such notice shall not relieve the indemnifying party from liability hereunder except to the extent such indemnifying party is actually prejudiced by such failure to give notice), and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between the indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If the indemnifying party so assumes the defense of such claim, after notice from the indemnifying party to the indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such claim. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release of all indemnified parties from all liability with respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim (i) will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, and (ii) shall be entitled to participate in (at its own cost and expense), but not control, the defense of such claim.

           (g)  Contribution.  If the indemnification provided for in Section
                ------------
10.1(d) or Section 10.1(e) is unavailable or insufficient to hold harmless each of the indemnified parties against any losses, claims, damages, liabilities and expenses (or actions in respect thereof) referred to therein, then the indemnifying party shall, in lieu of indemnifying each party entitled to indemnification hereunder, contribute to the amount paid or payable by such party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified parties on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such persons shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact, relates to information supplied by or concerning the indemnifying party on the one hand, or by such indemnified person on the other, and such person's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10.1(g) were determined by pro rata allocation or by any other allocation that does not take into account the equitable considerations referred to in this Section 10.1(g). No person guilty of fraudulent misrepresentation within the meaning of the Securities Act shall be entitled to contribution from any person that is not guilty of such fraudulent misrepresentation.

     10.2  Budget.  Each twelve-month period, Parent and the Surviving
           ------
Corporation shall mutually approve (and such approval shall not be unreasonably withheld), the Surviving Corporation's operating and capital expenditure budget with respect to the projected expenditures for the following 12 month period (the "Budget") and the Surviving Corporation (including its officers, directors or agents) shall not without the prior written approval of Parent, make or approve an expenditure which would change, alter or modify the Budget or make or approve an expenditure which would result in: (i) an increase of greater than 5% of the total amount of the Budget; or (ii) an increase of greater than 5% of the amount of a respective line item described in the Budget. The Surviving Corporation shall provide Parent with a proposed operating and capital expenditure budget no later than thirty (30) days prior to the first day of the 12-month period related thereto. The Surviving Corporation and the Parent shall review the Budget on a monthly basis thereafter.

     10.3  Parent Services.  Parent will use commercially reasonable efforts
           ---------------
to extend to the Surviving Corporation, for the benefit of the Surviving Corporation, non-monetary contributions in the form of sales, marketing, engineering and technical support services (including personnel) to assist the Surviving Corporation during any Year Period (the "Parent Services"). Each request for Parent Services must be included in the Budget for the respective Year Period. All Parent Services rendered in accordance with this Section 10.3 shall be provided at Parent MFN Rates.

     10.4  Survival of Representations, Etc.  All statements contained in the
           --------------------------------
Disclosure Schedule or in any certificate, schedule, exhibit or instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations, warranties, covenants and agreements of the Company, Parent and Sub contained herein shall survive the consummation of the transactions contemplated hereby and the Closing Date, without regard to any investigation made by any of the parties hereto. Except as provided in this sentence, all such representations and warranties and all claims and causes of action with respect thereto (other than the provisions of Sections 5.6 and 5.22 and this Section 10.4, and all claims and causes of action with respect thereto) shall terminate upon expiration of two (2) years after the

Closing Date ("Expiration Date"). The representations and warranties in Sections 5.6 and 5.22 shall survive until the expiration of the applicable statute of limitations (with extensions) with respect to the matters addressed in such sections. The representations and warranties in Sections 5.2 shall survive indefinitely. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

     10.5  Indemnifications; Set-Off Rights.
           ---------------------------------

           (a)  Indemnification By Parent and Sub.  Parent, Sub and Surviving
                ---------------------------------
Corporation, jointly and severally, shall indemnify and save and hold harmless the Company (before the Closing) and the Shareholders (before and after the Closing) and each of their affiliates and subsidiaries, and their respective representatives, from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (1) any breach of any representation or warranty or the inaccuracy of any representation, made by Parent or Sub in or pursuant to this Agreement, or (2) any breach of any covenant or agreement made by Parent or Sub in or pursuant to this Agreement; provided, however, that the Company or the Shareholders, as the case may be,
--------  -------
makes a written claim for indemnification against Parent, Sub or the Surviving Corporation within the applicable survival period.

          (b)   Damages.  The term "Damages" as defined in Section 10.5(e) and
                -------
as used in this Section 10.5 is not limited to matters asserted by third parties against the Company, the Shareholders, Parent or Sub, but includes Damages incurred or sustained by the Company, the Shareholders, Parent or Sub in the absence of third party claims. Payments by Parent or Sub of amounts for which Parent or Sub has Set Off Rights as described in Section 10.5(e) hereunder, and payments by the Company (before the Closing) or the Shareholders (before and after the Closing) of amounts for which the Company or the Shareholders is indemnified, shall not be a condition precedent to recovery. Parent's or Sub's Set Off Rights against the Shareholders and Parent's, Sub's, the Company's or the Shareholders' obligation to indemnify another party (including, for this purpose, the Shareholders) shall not limit any other rights, including without limitation rights of contribution which any such party may have under statute or common law.

          (c)   Cooperation.  The Indemnified Party shall cooperate in all
                -----------
reasonable respects with the Indemnifying Party and the attorneys defending the Indemnification Claims, or Claims covered by Set Off Rights, in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own
                   --------  -------
cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

          (d)   Defense of Claims.  If a claim for Damages (a "Claim") is made
                -----------------
by a party entitled to Indemnification or Set Off Rights hereunder against the Indemnifying Party, the party claiming such indemnification or Set Off Rights shall give written notice (a "Claim Notice") to the other Party (the ("Indemnifying Party") as soon as practicable after the party entitled to indemnification or Set Off Rights (the "Indemnified Party") becomes aware of any fact, condition or event which may give rise to Damages for which indemnification or Set Off Rights may be sought under this Section 10.5. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity or Set Off Rights hereunder, the Claim Notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within thirty (30) calendar days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification or Set Off Rights hereunder, except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure. After such notice, if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated under the terms of its indemnity or Set Off Rights hereunder in connection with such lawsuit or action, then the Indemnifying Party shall be entitled, if it so elects, (1) to take control of the defense and investigation of such lawsuit or action, (2) to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnifying Party's cost, risk and expense unless the named parties to such action or proceeding include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, and (3) to compromise or settle such Claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. If the Indemnifying Party fails to assume the defense of such Claim within fifteen (15) calendar days after receipt of the Claim Notice, the Indemnified Party against which such Claim has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party. In the event the Indemnified Party assumes the defense of the claim, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 10.5 and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any Damages by reason of such settlement or judgment.

          (e)   Parent's Right of Offset.  Subject to the limitations set
                -------------------------
forth in this Section 10.5(e) and in Section 10.5(f), Parent may withhold and set off against any Merger Consideration and Additional Parent Shares determined in accordance with Section 3.1(b), 3.1(c), 3.2 and/or 3.3, with the Closing Shares not subject to recourse, any amount as to which the Company or the Shareholders are obligated to pay Parent, Sub or a third party pursuant to any provision of this Agreement (the "Set Off Rights"). The Set Off Rights shall be the sole recourse of Parent, Sub and Surviving Corporation with respect to any Damages incurred in connection with, arising out of, resulting from, or incident to the matters described in classes (1) and (2) below. The Parent, Sub and Surviving Corporation, their affiliates and subsidiaries, and their respective representatives, shall have Set Off Rights from and against any and all costs, losses, taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to (1) any breach of any representation or warranty or the inaccuracy of any representation made by the Company in this Agreement, including in any Schedule or Exhibit hereto or in any certificate to be furnished to Parent at the Closing, or (2) any breach of any covenant or agreement made by the Company in this Agreement, including in any Schedule or Exhibit hereto or in any certificate to be furnished to Parent at the Closing; provided, however, that Parent, Sub or the Surviving
                --------  -------
Corporation, as the case may be, makes a written claim for Set Off Rights against the Company or the Shareholders, as the case may be, within the applicable survival period. Parent, Sub and Surviving Corporation, their affiliates and subsidiaries, and their respective representatives, shall also have Set Off Rights from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any taxes of the Company with respect to any tax year or portion thereof ending on or before the Closing Date and (ii) any liability of the Company for the unpaid taxes of any person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. As used throughout this Section 10.5, "Damages" means out-of-pocket amounts actually suffered or sustained by the Indemnified Party, and shall not include any amounts in the nature of consequential damages, lost profits, diminution in value, damage to reputation or goodwill, or the like. In computing Damages, such amount shall be computed net of any related recoveries to which the Indemnified Party is entitled under insurance policies or other related payments received or receivable from any other person or entity and net of any tax benefit available to the Indemnified Party.

          (f)   Value of Parent Shares.  In calculating the amount of Parent
                ----------------------
Shares which Parent may withhold and set off against under Section 10.5(e) hereof, (i) the value of one Parent Share shall be deemed to be equal to the average price per share (as determined by the closing sales price for Parent's Common Stock, or, if no sales are reported, the average of the closing bid and ask prices) that Parent's Common Stock is traded on the American Stock Exchange, or any other established stock exchange, automated quotation system or bulletin board, for at least twenty of the thirty consecutive market trading days ending on the date on which the Claim Notice is delivered (the "Average Trading Price"), provided, however, (ii) if the Average Trading Price is less than $5.00
         --------  -------
per share, then the value of each Parent Share for purposes of Sections 10.5(e) and 10.5(f) shall be deemed to be $5.00 per share.

                                  ARTICLE XI.
                                 MISCELLANEOUS

     11.1  Termination.
           -----------

           (a)  Termination.  This Agreement may be terminated at any time
                -----------
prior to Closing:

                (i) By mutual written consent of Parent, Sub, and the Company;

                (ii) By Parent, Sub, or the Company: (i) if the Merger shall not have been consummated on or before April 1, 2001, provided that the right to terminate this Agreement pursuant to this clause (a) (ii) shall not be available to any party whose failure to perform any of its obligations under this Agreement resulted in, or has been the cause of a or a substantial cause of, the failure of the Merger to be consummated on or before such date, and provider further that if the Merger has not been consummated on or before April 1, 2001 solely or primarily as a result of the failure of the conditions set forth in Sections 8.2 or 9.2 to be satisfied or waived, any party, by written notice to each other party, may extend such date up to May 1, 2001;

                (iii) By Parent or Sub if there is a material breach of any representation or warranty set forth in Articles V and VI hereof or any covenant or agreement to be complied with or performed by the Company pursuant to the terms of this Agreement or the material failure of a condition set forth in
Article IX to be satisfied (and such condition is not waived in writing by Parent or Sub) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article IX to be satisfied on or prior to the Closing Date, provided that Parent or Sub may not terminate this Agreement prior to the Closing Date if the Company or the Shareholders has not had an adequate opportunity to cure such failure; or

          (iv) By the Company if there is a material breach of any representation or warranty set forth in Article VII hereof or of any covenant or agreement to be complied with or performed by Parent or Sub pursuant to the terms of this Agreement or the failure of a condition set forth in Article VIII to be satisfied or the occurrence of a Material Adverse Effect upon Parent or Sub (and such condition is not waived in writing by the Company or the Majority Shareholder) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied on or prior to the Closing Date; provided that, the Company may not terminate this Agreement prior to the Closing Date if Parent or Sub has not had an adequate opportunity to cure such failure.

          (v) By Parent or Sub if the holders of more than five percent (5%) of the issued and outstanding Company Shares exercise their right to dissent to the Merger in accordance with Section 262 of the DGCL.

     (b)  In the Event of Termination.  In the event of termination of
          ---------------------------
this Agreement:

          (i) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

          (ii) The provisions of the Mutual Non-Disclosure Agreement (the "Mutual Non-Disclosure Agreement") , dated as of January 18, 2001 by and between Parent and the Company shall continue in full force and effect; and

          (iii) No party hereto shall have any liability or further obligation to any other party to this Agreement, except as stated in subsections (i), (ii) and (iii) of this Section 11.1(b), except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

   11.2  Assignment.  Neither this Agreement nor any of the rights or
         ----------
obligations hereunder may be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

   11.3  Notices.  All notices, requests, demands and other communications
         -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

          If to the Company before the Effective Time, addressed to:

          Wizshop, Inc.
          Steve McAllister
          President and CEO
          14101 Valleyheart Drive
          Sherman Oaks, CA 91423-2864
          Facsimile: (818) 205-1170]

          If to the Shareholders, before or after the Effective Time, addressed to:
          Commonwealth Associates
          Keith Rosenbloom
          830 Third Avenue
          New York, NY  10022
          Facsimile: (212) 829 5988

          In either of the above cases, with a copy to:
          Ervin, Cohen & Jessup LLP
          Ninth Floor, 9401 Wilshire Blvd.
          Beverly Hills, CA  900212-2974
          Attention: Kenneth A. Luer
          Facsimile: (310) 859-2325

          If to Parent or Sub at any time or the Surviving Corporation, addressed to:
          Semotus Solutions, Inc.
          1735 Technology Drive, Suite 790
          San Jose, CA 95125
          Attention: Tali Durant, Esq.
          Facsimile: (408)-367-1701

          With a copy to:
          Greenberg Glusker Fields Claman & Machtinger LLP
          1900 Avenue of the Stars, Suite 2100
          Los Angeles, CA  90067-4590
          Attention: Kevin Garrett Monroe, Esq.
          Facsimile: (310) 553-0687

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

    11.4  Choice of Law.  This Agreement shall be construed, interpreted and
          -------------
the rights of the parties determined in accordance with the laws of the State of California (without reference to the choice of law provisions of California law), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

    11.5  Entire Agreement; Amendments and Waivers.  This Agreement, the
          ----------------------------------------
Mutual Non-Disclosure Agreement and the Employment Agreement, together with all exhibits and schedules hereto and thereto (including the Disclosure Schedule) constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. This Agreement may be amended by the corporate parties hereto by or pursuant to action taken by the respective Boards of Directors at any time before or after approval of the Merger by Company's Shareholders (including holders of its Series A Preferred Stock voting separately as a class), but after such approval, no amendment or modification shall be made that reduces the amount or changes the form of the consideration to be paid to Shareholders, or that in any way materially adversely affects the rights of the Shareholders or the Company without the further approval of the adversely affected Shareholders (including, if applicable, the holders of the Company's Series A Preferred Stock voting separately as a class). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Notwithstanding the foregoing, if, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub, the officers and directors of the Company, Parent and Sub will take all such lawful and necessary action so long as such action is consistent with this Agreement.

     11.6  Multiple Counterparts.  This Agreement may be executed in one or
           ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereby agree that signatures transmitted and received via facsimile or other electronic means shall be treated for all purposes of this Agreement as original signatures and shall be deemed valid, binding and enforceable by and against both parties.

     11.7. Expenses. Except as otherwise specified in this Agreement, each
           --------
party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

     11.8  Invalidity.  In the event that any one or more of the provisions
           ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     11.9  Titles.  The titles, captions or headings of the Articles and
           ------
Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     11.10 Cumulative Remedies.  All rights and remedies of either party
           -------------------
hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     11.11 Attorneys' Fees.  If any party to this Agreement brings an action
           ---------------
to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

     11.12  Mediation and Arbitration.  No party, (including, for this purpose,
            -------------------------
the Shareholders, through the Shareholder Representative) to this Agreement may initiate arbitration with regard to any dispute with respect to this Agreement until after all remedies set forth in this Section have been exhausted. In the event of any dispute arising over this Agreement, any party shall have the right by giving written notice to the other parties hereto (the "Mediation Notice") to initiate non-binding mediation to be conducted by a mediator mutually agreed to by the parties or, in the event the parties are unable to reach such agreement within thirty (30) days following the delivery of the Mediation Notice, by a mediator appointed by the American Arbitration Association ("Arbitration Association") in accordance with the rules and regulations of the Arbitration Association, or by any other body mutually agreed upon by the parties. Mediation shall take place at San Jose, California or any other location mutually agreeable to the parties. In the event the parties resolve their dispute in mediation, they shall enter into a written agreement, which shall be binding on all parties thereto. In the event such dispute has not been resolved within ninety (90) days after the selection of the mediator pursuant to this Section, then, any dispute or controversy arising out of or relating to this Agreement shall be settled by final and binding arbitration. Such arbitration shall be conducted before a single arbitrator and, except as otherwise set forth herein, shall be conducted in accordance with the then-existing rules of the Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof; provided, however, that the law applicable to any such controversy shall be the law of California, regardless of its or any jurisdiction's choice of law principle. The arbitration award shall be specifically enforceable; judgment upon any arbitration award may be entered in any court with personal jurisdiction over the parties and subject matter of the disputes. By entering into this provision, it is the parties' intention to expedite, and limit the costs involved in, resolution of any future dispute, and therefore pre-hearing discovery shall be limited to production of key documents and, if appropriate, subpoena of not more than two key witnesses, as determined by the arbitrator, and shall not extend to depositions of parties. No arbitrator shall be empowered to award any other damages, including, but not limited to, consequential, compensatory, or punitive damages. For all purposes under this Section 11.11, the Shareholders shall act through the Shareholders Representative.

     11.13  No Third Party Beneficiary. Except as provided in this Section
            --------------------------
11.12, nothing express or implied in this Agreement is intended, or shall be construed, to confirm upon or give any person or entity other than the parties hereto and the respective successors, assigns or representatives, as applicable, any rights or remedies under or by reason of this Agreement; provided, however, that the Shareholders shall be entitled to the rights provided to them under this Agreement; provided, however, that the Shareholders shall be entitled to the indemnification and other rights provided to them under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                              PARENT:

                              SEMOTUS SOLUTIONS, INC.


                              By:   /s/ Anthony N. Lapine
                                  ----------------------------------

                              Name: Anthony N. Lapine

                              Its: President and CEO


                              SUB:

                              WIZ ACQUISITION, INC.

                              By:   /s/ Anthony N. Lapine
                                  ----------------------------------

                              Name: Anthony N. Lapine

                              Its:  President


                              COMPANY:

                              WIZSHOP.COM, INC.

                              By:   /s/ Steven W. McAllister
                                  ----------------------------------

                              Name: Steven W. McAllister

                              Its: CEO & President